Exhibit (d)(13)

AGREEMENT

OF

RESIGNATION, APPOINTMENT AND ACCEPTANCE

BETWEEN

PROSPECT CAPITAL CORPORATION

AND

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

AS RETIRING TRUSTEE

AND

U.S. BANK NATIONAL ASSOCIATION,

AS SUCCESSOR TRUSTEE

DATED AS OF MARCH 12, 2012

THIS AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, effective as of March 12, 2012 (the “Agreement”), by and among Prospect Capital Corporation, a Maryland corporation (the “Company”), American Stock Transfer & Trust Company, LLC  (“Retiring Trustee”), and U.S. Bank National Association, (“Successor Trustee”).

RECITALS

WHEREAS, the Company and Retiring Trustee executed and delivered an Indenture, dated as of February 16, 2012 (the “Base Indenture”), to provide for the issuance by the Company from time to time of the Company’s unsecured debentures, notes or other evidence of indebtedness (the “Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Company and Retiring Trustee executed and delivered a Supplemental Indenture, dated as of February 27, 2012 (the “First Supplemental Indenture”), to provide for the issuance and sale of $4,000,000.00 aggregate principal amount of the Company’s senior notes due 2022;

WHEREAS, the Company and Retiring Trustee executed and delivered a Supplemental Indenture, dated as of March 8, 2012 (the “Second Supplemental Indenture” and together with the First Supplemental Indenture and the Base Indenture, the “Indenture”), to provide for the issuance and sale of $1,465,000 aggregate principal amount of the Company’s senior notes due 2022;

WHEREAS, the Company appointed Retiring Trustee as the Trustee, Security Registrar, Paying Agent and Authenticating Agent under the Indenture;

WHEREAS, the Indenture provides that the Trustee may at any time resign with respect to the relevant Securities by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;

WHEREAS, the Indenture provides that, if the Trustee shall resign, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the relevant Securities;

WHEREAS, the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, indemnities, protections, powers, trusts and duties of, or afforded to, retiring Trustee;

WHEREAS, Retiring Trustee wishes to resign as Trustee, Security Registrar, Paying Agent and Authenticating Agent under the Indenture;

WHEREAS, the Company desires to appoint Successor Trustee as successor Trustee, Security Registrar, Paying Agent and Authenticating Agent to succeed Retiring Trustee in such capacities under the Indenture; and

WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee, Security Registrar, Paying Agent and Authenticating Agent under the Indenture;

NOW, THEREFORE, the Company, Retiring Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

RETIRING TRUSTEE

1.1                                 Retiring Trustee hereby resigns as Trustee, Security Registrar, Paying Agent and Authenticating Agent under the Indenture.

1.2                                 Retiring Trustee hereby represents and warrants to Successor Trustee that:

(a)                                  No covenant or condition contained in the Indenture has been waived by Retiring Trustee or, to the knowledge of the Responsible Officer of Retiring Trustee, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

(b)                                 There is no action, suit or proceeding pending or, to the knowledge of the Responsible Officer of Retiring Trustee, threatened against Retiring

Trustee before any court or any governmental authority arising out of any act or omission of Retiring Trustee as Trustee under the Indenture.

(c)                                  As of the effective date of this Agreement, Retiring Trustee will hold no moneys or property under the Indenture.

(d)                                 Retiring Trustee has duly authenticated and delivered each of the Securities delivered to it for authentication, all of which are outstanding as of the effective date hereof in the following amounts:

(i)                                     $4,000,000; CUSIP Number: 74349BAA8

(ii)                                  $1,465,000; CUSIP Number: 74349BAB6

(e)                                  To the knowledge of the Responsible Officer of Retiring Trustee, the registers in which it has registered and transferred registered Securities accurately reflect the amount of Securities issued and outstanding and the amounts payable thereon.

(f)                                    Each person who, on behalf of Retiring Trustee, so authenticated the Securities was duly elected, qualified and acting as an officer or authorized signatory of Retiring Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person’s genuine signature.

(g)                                 Retiring Trustee has provided all documentation, information and data to Successor Trustee relating to the Securities and the Indenture.

(h)                                 This Agreement has been duly authorized, executed and delivered on behalf of Retiring Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(i)                                     To the knowledge of the Responsible Officer of Retiring Trustee, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture.

1.3                                 Retiring Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Retiring Trustee in and to the trust under the Indenture and all the rights, powers, trusts and duties of the Trustee under the Indenture.  Retiring Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee.  Upon the effectiveness of this Agreement, Retiring Trustee shall have no further duties or obligations under the Indenture.  Retiring Trustee shall have no responsibility or liability for the action or inaction of Successor Trustee or any other party under the Indenture.  Successor Trustee shall have no responsibility or liability for the action or inaction of Retiring Trustee or any other party under the Indenture.

THE COMPANY

1.4                                 The Company hereby accepts the resignation of Retiring Trustee as Trustee, Security Registrar, Paying Agent and Authenticating Agent under the Indenture.

1.5                                 The Company hereby certifies that attached hereto as Exhibit A is a copy of the Board Resolution which was duly adopted by the Board of Directors of the Company, is in full force and effect on the date hereof, and which authorizes the Company to: (a) accept Retiring Trustee’s resignation as Trustee under the Indenture; (b) appoint Successor Trustee as Trustee under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee under the Indenture.

1.6                                 The Company hereby appoints Successor Trustee as Trustee, Security Registrar, Paying Agent and Authenticating Agent under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, indemnities, protections, powers, trusts and duties of, or afforded to, Retiring Trustee under the Indenture with like effect as if originally named as Trustee, Security Registrar, Paying Agent and Authenticating Agent in the Indenture.

1.7                                 Promptly after the effective date of this Agreement, the Company (with the assistance of Successor Trustee) shall cause a notice to be sent to each Holder of the Securities in accordance with the provisions of the Indenture.

1.8                                 The Company hereby represents and warrants to Retiring Trustee and Successor Trustee that:

(a)           The Company is a corporation duly and validly organized and existing pursuant to the laws of its jurisdiction of organization.

(b)           The Indenture was validly and lawfully executed and delivered by the Company and the Securities of which it is the issuer were validly issued by the Company.

(c)           The Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

(d)           No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture.

(e)           No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company’s knowledge, by Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver.

(f)            There is no action, suit or proceeding pending or, to the best of the Company’s knowledge, threatened against the Company before any court or any governmental authority arising out of any act or omission of the Company under the Indenture.

(g)           This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(h)           Upon the acceptance and execution of this Agreement by Successor Trustee, all conditions precedent relating to the appointment of Successor Trustee under the Indenture have been complied with by the Company.

SUCCESSOR TRUSTEE

1.9                                 Successor Trustee hereby represents and warrants to Retiring Trustee and to the Company that:

(a)                                  Successor Trustee is not disqualified under, and is eligible under, the provisions of the Indenture to act as Trustee under the Indenture.

(b)                                 This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable against Successor Trustee in accordance with its terms.

1.10                           Successor Trustee hereby accepts its appointment as successor Trustee, Security Registrar, Paying Agent and Authenticating Agent under the Indenture and accepts the rights, indemnities, protections, powers, trusts and duties of, or afforded to, Retiring Trustee as Trustee, Security Registrar, Paying Agent and Authenticating Agent under the Indenture, upon the terms and conditions set forth therein and herein, with like effect as if originally named as Trustee, Security Registrar, Paying Agent and Authenticating Agent under the Indenture.

1.11                           Successor Trustee shall have no responsibility or liability for the action or inaction of Retiring Trustee or any other party under the Indenture.

1.12                           References in the Indenture to “Corporate Trust Office” or other similar terms shall be deemed to refer to the corporate trust office of Successor Trustee, which is presently located at 100 Wall Street, Suite 1600, New York, New York 10005.

MISCELLANEOUS

1.13                           Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

1.14                           This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the date first written above.

1.15                           Retiring Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Retiring Trustee in its capacity as

Trustee under the Indenture and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by Retiring Trustee in its capacity as Trustee in accordance with the provisions of the Indenture, except for expenses and legal fees and disbursements in connection with this Agreement.  Retiring Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it pursuant to the provisions of the Indenture.  This Agreement does not constitute a waiver or assignment by Retiring Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indenture.  The Company acknowledges its obligation set forth in the Indenture to indemnify Retiring Trustee for, and to hold Retiring Trustee harmless against, any loss, liability, damage, claim or expense incurred without gross negligence, willful misconduct or bad faith on the part of Retiring Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture (which obligation shall survive the execution hereof).

1.16                           This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof.

1.17                           This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

1.18                           The Company, Retiring Trustee and Successor Trustee hereby acknowledge receipt of an executed counterpart of this Agreement and the effectiveness thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed, effective as of the day and year first above written.

PROSPECT CAPITAL CORPORATION

By:		/s/ Brian H. Oswald
	Name:	Brian H. Oswald
	Title:	Chief Financial Officer and Chief Compliance Officer

U.S. BANK NATIONAL ASSOCIATION
as Successor Trustee

By:		/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Retiring Trustee

By:		/s/ Karishma P. Kadian
	Name:	Karishma P. Kadian
	Title:	Counsel

EXHIBIT A

BOARD RESOLUTION

UNANIMOUS CONSENT IN WRITING

IN LIEU OF A SPECIAL MEETING

OF THE BOARD OF DIRECTORS

OF PROSPECT CAPITAL CORPORATION

March 6, 2012

The undersigned, constituting all of the members of the Board of Directors of Prospect Capital Corporation, a Maryland corporation, hereby consent to the adoption of the following resolutions and approve and adopt such resolutions with the same force and effect as if they had been approved and adopted at a duly convened meeting of the Board of Directors and direct that this Action by Unanimous Written Consent be filed with the records of proceedings of the Board of Directors.

WHEREAS, the Board of Directors (the “Board”) of Prospect Capital Corporation (the “Corporation”) previously approved and the Corporation entered into an indenture (the “Base Indenture”) by and between the Corporation and American Stock Transfer & Trust Company, LLC, as trustee (the “Current Trustee”), dated as of February 16, 2012;

WHEREAS, the Indenture was filed as an exhibit to the Corporation’s shelf registration statement on Form N-2 (Commission File No. 333-176637) (the “Registration Statement”) on September 1, 2011 and qualified under the United States Trust Indenture Act of 1939, as amended, when the Registration Statement became effective on October 21, 2011;

WHEREAS, the Corporation issued $4,000,000 aggregate principal 7.000% Senior Notes due 2022 (the “Notes”) under the first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) dated as of March 1, 2012;

WHEREAS, the Board has determined that it is in the best interests of the Corporation to cause U.S. Bank, N.A. to succeed the Current Trustee as trustee under the Indenture and any subsequent supplemental indentures thereto and for the Current Trustee to resign as trustee under the Indenture;

NOW THEREFORE BE IT RESOLVED, that U.S. Bank, N.A. be and it hereby is appointed as trustee, and successor to the Current Trustee, under the Indenture and any subsequent supplemental indentures thereto (the “New Trustee”), as paying agent for the Corporation for the payment of principal and interest with respect to any debt securities issued thereunder and as registrar and transfer agent for the purpose of registering the ownership and transfer of such debt securities, if such New Trustee shall require certain resolutions to be adopted by the Board to evidence the authority conferred upon it by these resolutions, any officer of the Corporation be, and each of them individually hereby is, authorized, in the name and on behalf of the Corporation, to prepare and certify the appropriate form of resolutions so required, and such resolutions shall thereupon be incorporated and adopted by reference herein to the same extent as if presented to and adopted by the Board, and the Secretary of the Corporation is directed to file a copy of any such resolutions with this consent; and further

RESOLVED, that any of the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and any other executive officer of the Corporation (each an “Authorized

Officer” and collectively, the “Authorized Officers”) be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, with the assistance of counsel, to prepare, cause to be prepared, execute, deliver, file and cause to be filed all reports, statements, documents and information required to be filed by the Corporation pursuant to federal securities laws, including the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended, (the “Securities Act”) including, without limitation, any amendments to the Registration Statement (including post-effective amendments), any supplements to the prospectus or prospectuses contained therein, any exhibits and amendments to any exhibits thereto and all other certificates, letters, reports, statements, applications, and any other documents or information connected therewith, which may be required to be filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of offering, issuance and sale from time to time of any debt securities, and to take any and all action that counsel for the Corporation shall advise or that any of such Authorized Officers taking such action shall determine to be necessary, advisable or appropriate, such determination to be evidenced conclusively by the taking of such action; and further

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered, with full power and authority to delegate such authority to one or more attorneys-in-fact or agents acting for him pursuant to a power of attorney, to execute and cause to be filed with the Commission under the Securities Act, the Registration Statement, with such changes to the form thereof referred to above as the person executing the same shall approve, such approval to be conclusively evidenced by the execution thereof by such person, and to further execute and cause to be filed any amendments to the Registration Statement (including post-effective amendments) and any supplements to the prospectus or prospectuses contained therein as counsel for the Corporation may deem necessary or advisable or appropriate; and further

RESOLVED, that the Authorized Officers shall be and each of them acting alone is hereby authorized, empowered and directed for and on behalf of the Corporation and in its name: (i) to execute and deliver any and all certificates, agreements and other documents, including but not limited to any certificate required under the Indenture and any subsequent supplemental indenture and any agreement to effectuate succession of the New Trustee as trustee under the Indenture and any subsequent supplemental indenture and (ii) to take any and all steps and to do any and all acts and things which they, or any of them, may deem necessary, advisable or appropriate in order to effectuate the purposes of each and all of the foregoing resolutions; and further

RESOLVED, that all acts and things heretofore done by any of such Authorized Officers, on or prior to the date of this Unanimous Written Consent in which the foregoing resolutions were adopted, in connection with the transactions contemplated by such resolutions be, and the same hereby are, in all respects ratified, confirmed, approved and adopted as acts by and on behalf of the Corporation.

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IN WITNESS WHEREOF, the undersigned have executed this Unanimous Consent of the Board of Directors effective as of March 6, 2012.

The undersigned further direct that this consent shall be filed in the minute book of the Corporation.

/s/ John F. Barry III	/s/ M. Grier Eliasek
John F. Barry III	M. Grier Eliasek
Director	Director

/s/ Andrew C. Cooper	/s/ William J. Gremp
Andrew C. Cooper	William J. Gremp
Director	Director

/s/ Eugene S. Stark
Eugene S. Stark
Director

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